SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report
pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):     July 22, 2005

KOMAG INCORPORATED

(Exact name of registrant as specified in its charter)

California (State or Other Jurisdiction of Incorporation)	0-16852 (Commission File Number)	94-2914864 (I.R.S. Employer Identification Number)

1710 Automation Parkway
San Jose, California 95131
(408) 576-2000
(Address, including zip code and telephone number, of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

     On July 22, 2005, Komag Incorporated and Komag USA (Malaysia) Sdn (collectively, “Komag”) entered into an Amendment with Western Digital Technologies, Inc., a wholly owned subsidiary of Western Digital Corporation (“WDC”) to the Volume Purchase Agreement dated as of June 6, 2005 by and among WDC and Komag (the “VPA”). The VPA provides for the supply of media from Komag to WDC on certain terms and conditions and the Amendment requires that Komag install additional capacity to supply an increased amount of media to WDC. Komag’s supply obligations under the Amendment are for an initial period commencing eighteen months after Komag has commenced full capacity production from its new capacity, subject to certain extension and renewal periods.

     The above description of the Amendment is qualified in its entirety by reference to the full text of the Addendum, a copy of which will be filed as an exhibit to a future quarterly report on Form 10-Q of Komag.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Komag, Incorporated (Registrant)
Dated: July 25, 2005	By:	/s/ KATHLEEN A. BAYLESS
Kathleen A. Bayless
Vice President, Chief Financial Officer